UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016 (April 15, 2016)

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2016 (the “Effective Date”), Surna Inc. (the “Company”) entered into an amendment (the “Amendment”) with Stephen Keen, the Company’s Chief Executive Officer and President, and Brandy Keen, the Company’s Vice President of Sales and Secretary (collectively, the “Keens”), which amends that certain promissory note in the original principal amount of $250,000 issued by the Company to the Keens as partial consideration for the Company’s acquisition of Hydro Innovations, LLC. The Keens also serve as directors on the Company’s board of directors and are married. The Note is further described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 30, 2014.

In accordance with the terms of the Amendment, the Company made a payment of $100,000 on or around the Effective Date, which resulted in the reduction of the outstanding balance from $194,514.43 to $94,514.43. Additionally, pursuant to the Amendment, the Company is not obligated to make additional payments towards the outstanding balance of the Note until the three month anniversary of the Effective Date, at which time the Company will resume making monthly payments equal to $5,000 per month. The parties agreed that the Note no longer has to be paid in full by July 18, 2016 and no default has occurred or was continuing at the Effective Date.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note Amendment effective April 15, 2016 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: April 20, 2016	By:	/s/ Ellen White
Ellen White
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note Amendment effective April 15, 2016 (filed herewith).

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